SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)                     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 12, 2013, the Audit Committee of Great-West Life & Annuity Insurance Company (the “Registrant”), following a review of the Company’s accounting policies and based on the recommendation of management, concluded that it is necessary to restate the Company’s unaudited condensed consolidated balance sheets as of March 31, 2013 and June 30, 2013 and the condensed consolidated statements of income, comprehensive income, stockholder’s equity and cash flows for each of the quarterly periods ended March 31, 2013 and 2012, June 30, 2013 and 2012 and September 30, 2012 to correct a misstatement and therefore the interim financial statements for these periods should no longer be relied upon.

The Audit Committee made this determination following consultation with the Company’s management and discussions with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  The Company intends to amend its March 31, 2013 and June 30, 2013 Quarterly Reports on Form 10-Q to present the effects of the restatement on those interim periods, while it will present the restatement of the interim period ended September 30, 2012 in its Quarterly Report on Form 10-Q for the period ended September 30, 2013.

Management has determined that certain of its forward settling to be announced (“TBA”) security transactions should have been accounted for as derivative instruments as the Company did not regularly accept delivery of such securities when issued.  The Company has previously accounted for the forward settling TBA security transactions as secured borrowings.  As a result, the Company has restated its condensed consolidated balance sheets to reflect the value at period end as the value of the forward derivative rather than the acquisition cost of the security as previously reported.  The Company has also restated its condensed consolidated statements of income to record the mark-to-market adjustment through net income rather than through other comprehensive income.  The Company also restated its condensed consolidated statements of cash flows to conform to the changes made in the condensed consolidated balance sheets and condensed consolidated statements of income.

The Company’s forward settling TBA securities were closed by the prior year-end; accordingly, there are no effects of the misstatement on the consolidated balance sheet as of December 31, 2012.

As a result of the decision to restate prior periods, the Company has also corrected the following misstatements that had no impact on net income which were previously identified and assessed as immaterial to the previously issued condensed financial statements:

First, as part of its recordkeeping services, the Company funds certain plan sponsor expense accounts from which the plan can pay for qualified expenses.  Management has determined that payment made to fund these plan sponsor expense accounts should be accounted for as customer payments.  As such, the Company has restated its condensed consolidated statements of income to record the payment as a reduction of fee income rather than as general insurance expense.  This misstatement impacts the unaudited condensed consolidated financial statements for 2013.

Second, management has reviewed its practices related to the accounting for certain fees paid by customers at the onset of an insurance contract and the related acquisition costs incurred by the Company on the sale of the insurance contract in the Company’s executive benefits market.  Management has concluded that the fees paid by the customers should be deferred as unearned revenue liability and the acquisition costs should be deferred as deferred acquisition costs asset in the condensed consolidated balance sheet.  The Company has previously accounted for the fees paid by customers as a reduction of the deferred acquisition costs asset in the condensed consolidated balance sheet.  This misstatement impacts the unaudited condensed consolidated financial statements for 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

	By:	/s/ Richard G. Schultz
	Name:	Richard G. Schultz
	Title:	Senior Vice President, General Counsel
and Secretary